                                                                                                           [FILED PURSUANT TO RULE 433]
TERM SHEET

RALI SERIES 2007-QS3 TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2007-QS3

RESIDENTIAL ACCREDIT LOANS, INC.
Depositor

RESIDENTIAL FUNDING COMPANY, LLC
Sponsor and Master Servicer

DEUTSCHE BANK TRUST COMPANY AMERICAS
Trustee

GREENWICH CAPITAL MARKETS, INC.
Lead Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE PROSPECTUS) WITH THE SECURITIES AND EXCHANGE  COMMISSION,  OR SEC,
FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE BASE  PROSPECTUS IN THAT  REGISTRATION
STATEMENT  AND OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED  WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR  AND THE
OFFERING.  YOU MAY GET  THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR ON THE SEC WEB  SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE PROSPECTUS AT NO CHARGE IF
YOU REQUEST IT BY CALLING TOLL-FREE 1-800-323-5678.

THIS TERM SHEET IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE INCLUDED IN THE  PROSPECTUS AND THE
PROSPECTUS  SUPPLEMENT FOR THE OFFERED  CERTIFICATES.  THE  INFORMATION IN THIS TERM SHEET IS PRELIMINARY  AND IS SUBJECT TO COMPLETION
OR CHANGE.

THE  INFORMATION  IN THIS TERM SHEET,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  COMMITMENT TO PURCHASE ANY OF THE OFFERED  CERTIFICATES,
SUPERSEDES  INFORMATION  CONTAINED IN ANY PRIOR SIMILAR TERM SHEET,  THE TERM SHEET  SUPPLEMENT  AND ANY OTHER FREE WRITING  PROSPECTUS
RELATING TO THOSE OFFERED CERTIFICATES.

This term sheet and the related term sheet  supplement is not an offer to sell or a  solicitation  of an offer to buy these  securities in any state where such offer, solicitation or sale is not permitted.

FEBRUARY 25, 2007

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES, THE TERM SHEET SUPPLEMENT
                               AND THE RELATED BASE PROSPECTUS WITH RESPECT TO THE OFFERED CERTIFICATES

We provide  information  to you about the offered  certificates  in three or more separate  documents that provide  progressively  more detail:

         -        the related base prospectus, dated December 6, 2006, which provides general information,  some of which may not apply to the offered certificates;

         -        the term sheet  supplement,  dated January 12, 2007, which provides general  information about series of certificates issued pursuant to the depositor's QS program, some of which may not apply to the offered certificates; and

         -        this term sheet,  which  describes  terms  applicable  to the classes of offered  certificates  described  herein and provides a  description  of certain  collateral  stipulations  regarding  the  mortgage  loans and the parties to the transaction, and provides other information related to the offered certificates.

This term sheet  provides a very  general  overview  of certain  terms of the  offered  certificates  and does not  contain  all of the information  that you should  consider in making your  investment  decision.  To understand  all of the terms of a class of the offered certificates, you should read carefully this document, the term sheet supplement, and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

The registration statement to which this offering relates is Commission File Number 333-131213.

If the  description  of the offered  certificates  in this term sheet differs from the  description of the senior  certificates  in the related base prospectus or the term sheet  supplement,  you should rely on the description in this term sheet.  Capitalized  terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

THE  INFORMATION  IN THIS TERM SHEET,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT  TO PURCHASE  ANY OF THE OFFERED
CERTIFICATES,  SUPERSEDES ANY INFORMATION  CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO SUCH  CERTIFICATES.  THE INFORMATION IN
THIS TERM SHEET IS  PRELIMINARY,  AND IS SUBJECT TO COMPLETION OR CHANGE.  THIS TERM SHEET IS BEING  DELIVERED TO YOU SOLELY TO PROVIDE
YOU WITH  INFORMATION  ABOUT THE  OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET AND TO SOLICIT AN OFFER TO PURCHASE THE
CERTIFICATES,  WHEN,  AS AND IF  ISSUED.  ANY  SUCH  OFFER TO  PURCHASE  MADE BY YOU WILL NOT BE  ACCEPTED  AND WILL NOT  CONSTITUTE  A
CONTRACTUAL COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT OBLIGATED TO ISSUE
SUCH  CERTIFICATES OR ANY SIMILAR SECURITY AND THE  UNDERWRITER'S  OBLIGATION TO DELIVER SUCH  CERTIFICATES IS SUBJECT TO THE TERMS AND
CONDITIONS OF THE UNDERWRITING  AGREEMENT WITH THE ISSUING ENTITY AND THE AVAILABILITY OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY
THE ISSUING  ENTITY.  YOU ARE ADVISED THAT THE TERMS OF THE OFFERED  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL
BACKING  THEM,  MAY CHANGE  (DUE,  AMONG OTHER  THINGS,  TO THE  POSSIBILITY  THAT  MORTGAGE  LOANS THAT  COMPRISE  THE POOL MAY BECOME
DELINQUENT OR DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL, AND THAT
ONE OR MORE CLASSES OF CERTIFICATES  MAY BE SPLIT,  COMBINED OR  ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL
PROSPECTUS.  YOU ARE ADVISED  THAT  CERTIFICATES  MAY NOT BE ISSUED THAT HAVE THE  CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  THE
UNDERWRITER'S  OBLIGATION  TO SELL  SUCH  CERTIFICATES  TO YOU IS  CONDITIONED  ON THE  MORTGAGE  LOANS  AND  CERTIFICATES  HAVING  THE
CHARACTERISTICS  DESCRIBED  IN THESE  MATERIALS.  IF FOR ANY  REASON  THE  ISSUING  ENTITY  DOES NOT  DELIVER  SUCH  CERTIFICATES,  THE
UNDERWRITER  WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER  WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY
PORTION OF THE  CERTIFICATES  WHICH YOU HAVE COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING ENTITY NOR ANY UNDERWRITER  WILL BE LIABLE
FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH NON-DELIVERY.

NEITHER THE ISSUING ENTITY OF THE  CERTIFICATES OR ANY OF ITS AFFILIATES  PREPARED,  PROVIDED,  APPROVED OR VERIFIED ANY STATISTICAL OR
NUMERICAL  INFORMATION  PRESENTED  HEREIN,  ALTHOUGH THAT  INFORMATION  MAY BE BASED IN PART ON LOAN LEVEL DATA PROVIDED BY THE ISSUING
ENTITY OR ITS AFFILIATES.

RISK FACTORS

The offered  certificates are not suitable investments for all investors.  In particular,  you should not purchase any class of offered certificates  unless you  understand  the  prepayment,  credit,  liquidity  and market risks  associated  with that class.  The offered certificates  are complex  securities.  You should  possess,  either  alone or  together  with an  investment  advisor,  the  expertise necessary to evaluate the information  contained in this term sheet,  the term sheet supplement and the related base prospectus for the offered  certificates in the context of your financial  situation and tolerance for risk. You should  carefully  consider,  among other things,  all of the  applicable  risk factors in connection  with the purchase of any class of the offered  certificates  listed in the section entitled "Risk Factors" in the term sheet supplement.

COLLATERAL STIPULATIONS - MORTGAGE POOL CHARACTERISTICS

----------------------------------------------------------------------------------------------------------------------
STIPULATED MORTGAGE POOL CHARACTERISTICS
------------------------------------------------------------------------------------ ---------------------------------
------------------------------------------------------------------------------------ ---------------------------------
MORTGAGE LOAN TYPE:                                                                  30-Year-Conventional Fixed Rate
------------------------------------------------------------------------------------ ---------------------------------
AGGREGATE STATED PRINCIPAL BALANCE, EXCLUDING PO BOND,  (+/- 10%):                         Approx. $960,000,000
------------------------------------------------------------------------------------ ---------------------------------
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10):                                                         6.95%
------------------------------------------------------------------------------------ ---------------------------------
WEIGHTED AVERAGE PASS-THRU RATE:                                                                  6.25%
------------------------------------------------------------------------------------ ---------------------------------
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 2 MONTH):                                               357 months
------------------------------------------------------------------------------------ ---------------------------------
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO (+/- 5):                                                      75%
------------------------------------------------------------------------------------ ---------------------------------
CALIFORNIA CONCENTRATION MAXIMUM:                                                                  45%
------------------------------------------------------------------------------------ ---------------------------------
FULL/ALT DOCUMENTATION (+/- 10):                                                                   25%
------------------------------------------------------------------------------------ ---------------------------------
LIMITED DOCUMENTATION  (+/- 10):                                                                   75%
------------------------------------------------------------------------------------ ---------------------------------
RATE/TERM REFINANCE (+/- 15):                                                                      23%
------------------------------------------------------------------------------------ ---------------------------------
CASH OUT REFINANCE (+/- 15):                                                                       40%
------------------------------------------------------------------------------------ ---------------------------------
SINGLE FAMILY DETACHED MAXIMUM:                                                                    85%
------------------------------------------------------------------------------------ ---------------------------------
CONDO/COOP (+/- 10):                                                                                8%
------------------------------------------------------------------------------------ ---------------------------------
SECOND/VACATION HOME (+/- 10):                                                                      5%
------------------------------------------------------------------------------------ ---------------------------------
INVESTOR PROPERTY (+/- 10):                                                                        15%
------------------------------------------------------------------------------------ ---------------------------------
WEIGHTED AVERAGE FICO (+/- 5):                                                                     705
------------------------------------------------------------------------------------ ---------------------------------
INTEREST ONLY MORTGAGE LOANS MAXIMUM:                                                              50%
------------------------------------------------------------------------------------ ---------------------------------
AVERAGE MORTGAGE LOAN BALANCE MAXIMUM:                                                           $275,000
------------------------------------------------------------------------------------ ---------------------------------
CONFORMING BALANCE MINIMUM:                                                                        60%
------------------------------------------------------------------------------------ ---------------------------------
PREPAYMENT PENALTIES MAXIMUM:                                                                      15%
------------------------------------------------------------------------------------ ---------------------------------
MAXIMUM UNINSURED MORTGAGE LOANS W/LTV RATIO IN EXCESS OF 80%:                                      1%
------------------------------------------------------------------------------------ ---------------------------------

The percentages set forth in the tables above, other than any weighted averages,  are percentages of the aggregate  principal balance of the actual mortgage loans to be included in the mortgage pool on the Closing Date, as of the Cut-off Date,  after deducting  payments of principal  due during the month of the Cut-off  Date.  Any weighted  average is weighted  based on the  principal  balance of the actual mortgage loans to be included in the mortgage pool on the Closing Date, as of the Cut-off Date,  after  deducting  payments of principal due during the month of the Cut-off Date.

A percentage  expressed in  parenthesis  for a category in the tables above  reflects the  percentage by which the number set forth for such  category may vary in the actual  mortgage  loans  included in the mortgage  pool on the Closing  Date.  For example the Aggregate
Stated  Principal  Balance,  excluding the PO Bond, of the mortgage  loans included in the mortgage pool on the Closing Date, as of the
Cut-off  Date,  after  deducting  payments of  principal  due during the month of the Cut-off  Date,  could be lower or higher than the amount specified by as much as 10%.

A number  expressed in  parenthesis  for a category in the tables above  reflects the amount by which the number or percentage set forth for such category may vary in the actual  mortgage loans  included in the mortgage pool on the Closing Date.  For example,  the Full/Alt
Documentation  percentage  for the mortgage  pool could vary from 15% to 35% of the  aggregate  stated  principal  balance of the actual mortgage  loans  included in the mortgage pool on the Closing Date, as of the Cut-off Date,  after  deducting  payments of principal due during the month of the Cut-off Date.

CERTAIN TRANSACTION INFORMATION

UNDERWRITER:                        Greenwich  Capital Markets,  Inc. will purchase the Class A Certificates  (other than the Class A-V and Class A-P Certificates) and the Class R Certificates  (other than a de minimis portion thereof)
                                    on the closing date,  subject to the  satisfaction of the conditions set forth in the  underwriting agreement.

CUT-OFF DATE:                       February 1, 2007.

CLOSING DATE:                       On or about February 27, 2007.

DISTRIBUTION DATE:                  25th of each month,  or the next business day if such day is not a business day,  commencing  March
                                    26, 2007.

ASSUMED FINAL
DISTRIBUTION DATES:                 The distribution  date in February 2037. The actual final  distribution date could be substantially earlier.

FORM OF CERTIFICATES:               Book-entry: Class A, Class A-P and Class A-V Certificates.
                                    Physical:  Class R Certificates.

MINIMUM DENOMINATIONS:              Class A  Certificates,  other  than  any  class  of  Interest  Only  Certificates,  and  Class  A-P
                                    Certificates,  in minimum  denominations  representing an original  principal amount of $25,000 and integral  multiples  of $1 in  excess  thereof.  Class  A-V and any other  class of  Interest  Only
                                    Certificates: $2,000,000 notional amount.  Class R Certificates: 20% percentage interests.

SENIOR CERTIFICATES:                Class A, Class A-P, Class A-V and Class R Certificates.

SUBORDINATE CERTIFICATES:           Class M Certificates  and Class B Certificates.  The Subordinate  Certificates  will provide credit enhancement to the Senior Certificates.

ERISA:                              Subject to the considerations contained in the term sheet supplement,  the Class A Certificates and the Class M  Certificates  may be eligible  for  purchase by persons  investing  assets of employee benefit plans or individual  retirement accounts assets.  Sales of the Class R Certificates to such plans or retirement accounts are prohibited,  except as permitted in "ERISA  Considerations" in the term sheet supplement.

                                    See "ERISA Considerations" in the term sheet supplement and in the related base prospectus.

SMMEA:                              When issued the offered  certificates  rated in at least the second highest rating category by one of the rating agencies will be "mortgage  related  securities" for purposes of the Secondary
                                    Mortgage Market  Enhancement Act of 1984, or SMMEA, and the remaining  classes of certificates will not be "mortgage related securities" for purposes of SMMEA.

                                    See "Legal  Investment" in the term sheet supplement and "Legal Investment  Matters" in the related base prospectus.

TAX STATUS:                         For  federal  income tax  purposes,  the  depositor  will  elect to treat the  portion of the trust consisting of the related  mortgage loans and certain other  segregated  assets as one or more real
                                    estate  mortgage  investment  conduits.   The  offered   certificates,   other  than  the  Class  R
                                    Certificates,  will represent  ownership of regular interests in a real estate mortgage  investment conduit and  generally  will be treated as  representing  ownership of debt for federal  income tax purposes.  You will be required to include in income all interest and original issue  discount,  if any, on such  certificates in accordance  with the accrual method of accounting  regardless of your usual methods of  accounting.  For federal income tax purposes,  the Class R  Certificates  for any series will represent residual interests in a real estate mortgage investment conduit.

                                    For further  information  regarding the federal income tax consequences of investing in the offered certificates,  including  important  information  regarding  the  tax  treatment  of  the  Class  R
                                    Certificates,  see "Material  Federal Income Tax  Consequences" in the term sheet supplement and in the related base prospectus.

                                               OFFERED CERTIFICATES
                                                               INITIAL RATING
                          INITIAL PRINCIPAL   PASS-THROUGH     (FITCH/MOODY'S/
         CLASS                 BALANCE            RATE             S&P)(1)                  DESIGNATION
------------------------ -------------------- -------------- -------------------- ---------------------------------
CLASS A SENIOR CERTIFICATES:
--------------------------------------------- -------------- -------------------- ---------------------------------
          A-1            $     300,000,000        6.50%          AAA/Aaa/AAA             Senior/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-2            $     300,000,000        6.00%          AAA/Aaa/AAA             Senior/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-3            $     165,158,000        6.25%          AAA/Aaa/AAA             Senior/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-4            $      19,620,000        6.25%          AAA/Aaa/AAA       Senior/Super Senior/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-5            $     106,896,000        6.25%          AAA/Aaa/AAA                Senior/Super
                                                                                     Senior/Lockout/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-6            $       9,063,000        6.25%          AAA/Aaa/AAA               Senior/Senior
                                                                                     Support/Lockout/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-P            $       5,290,212        0.00%          AAA/Aaa/AAA           Senior/Principal Only
------------------------ -------------------- -------------- -------------------- ---------------------------------
          A-V            $               0    Variable Rate      AAA/Aaa/AAA       Senior/Interest Only/Variable
                                                                                                Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
Total Class A            $     906,027,212
Certificates:
------------------------ -------------------- -------------- -------------------- ---------------------------------
CLASS R SENIOR
CERTIFICATES:
------------------------ -------------------- -------------- -------------------- ---------------------------------
           R             $             200        6.25%          AAA/Aaa/AAA         Senior/Residual/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
Total offered senior     $     906,027,412
certificates:
------------------------ -------------------- -------------- -------------------- ---------------------------------
CLASS M CERTIFICATES:
------------------------ -------------------- -------------- -------------------- ---------------------------------
          M-1            $      32,063,500        6.25%           AA/NA/NA              Mezzanine/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
          M-2            $      11,173,500        6.25%            A/NA/NA              Mezzanine/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
          M-3            $       8,258,700        6.25%           BBB/NA/NA             Mezzanine/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
Total Class M            $      51,495,700
Certificates:
------------------------ -------------------- -------------- -------------------- ---------------------------------
Total offered            $     957,523,112
certificates:
------------------------ -------------------- -------------- -------------------- ---------------------------------

-------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                          NON-OFFERED CERTIFICATES ((2))
-------------------------------------------------------------------------------------------------------------------
CLASS P  CERTIFICATES:
------------------------ -------------------- -------------- -------------------- ---------------------------------
           P             $             100        0.00%          AAA/Aaa/AAA          Senior/Prepayment Charge
------------------------ -------------------- -------------- -------------------- ---------------------------------
CLASS B CERTIFICATES:
------------------------ -------------------- -------------- -------------------- ---------------------------------
          B-1            $       5,829,700        6.25%           BB/NA/NA             Subordinate/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
          B-2            $       4,372,200        6.25%            B/NA/NA             Subordinate/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
          B-3            $       3,886,523        6.25%           NA/NA/NA             Subordinate/Fixed Rate
------------------------ -------------------- -------------- -------------------- ---------------------------------
Total Class B            $      14,088,424
Certificates:
------------------------ -------------------- -------------- -------------------- ---------------------------------
Total offered and        $     971,611,636
non-offered
certificates:
(1)  See "Ratings" in the prospectus supplement.
(2)  The information presented for non-offered certificates is provided solely to assist your understanding of the offered certificates.

OTHER INFORMATION

     The aggregate initial certificate principal balance of the offered and non-offered  certificates shown above may not equal the sum of the  certificate  principal  balances of those  certificates  as listed above due to  rounding.  Only the offered  certificates  are offered for sale pursuant to the prospectus  supplement and the related  prospectus.  The non-offered  certificates will be sold by the depositor in a transaction exempt from registration under the Securities Act of 1933.

CLASS A-V CERTIFICATES:

     Variable Rate: The interest rate payable with respect to the Class A-V  Certificates  varies  according to the weighted average of the excess of the mortgage  rate on each mortgage  loan,  net of the  applicable  servicing fee rate and  subservicing  fee rate,  over
6.25%. On each monthly  distribution  date,  holders of Class A-V Certificates  will be entitled to receive interest at a rate equal to the current  weighted  average of the mortgage rates on the mortgage loans minus the applicable  servicing fee rate,  subservicing  fee rate and 6.25%, provided that the interest rate will not be less than zero.

     The Class A-V  Certificates  do not have a principal  balance.  For the purpose of calculating  interest  payments,  interest will accrue on a notional  amount equal to the  aggregate  stated  principal  balance of the  mortgage  loans,  which is initially  equal to approximately  $971,611,636.  The stated  principal  balance of any mortgage  loan as of any date is equal to its  scheduled  principal balance as of the  cut-off  date,  reduced by all  principal  payments  received  with  respect  to such  mortgage  loan that have been previously  distributed  to  certificateholders  and any losses  realized with respect to such mortgage loan that have been  previously allocated to  certificateholders.  In addition,  if a mortgage loan has been modified the stated  principal  balance would be increased by the  amount of any  interest  or other  amounts  owing on the  mortgage  loan that have been  capitalized  in  connection  with such modification.

CREDIT ENHANCEMENT

Credit  enhancement for the Senior  Certificates will be provided by the subordination of the Class M and Class B Certificates,  as and
to the extent  described in the term sheet  supplement.  Most  realized  losses on the mortgage  loans will be allocated to the Class B
Certificates,  beginning with the class of Class B Certificates  with the lowest payment  priority,  and then the Class M Certificates, beginning  with the class of Class M  Certificates  with the lowest  payment  priority,  in each case until the  certificate  principal balance  of that  class of  certificates  has  been  reduced  to zero.  When  losses  are  allocated  to a class of  certificates,  the certificate principal balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If the aggregate certificate  principal balance of the Subordinate  Certificates has been reduced to zero, losses on the mortgage loans will be allocated among the related Senior Certificates in accordance with their respective  remaining  certificate  principal balances or accrued interest, subject to the special rules described in any final term sheet for a class of certificates.

Not all losses will be allocated in the priority  described  above.  Losses due to natural  disasters  such as floods and  earthquakes, fraud in the  origination  of a mortgage  loan, or some losses  related to the bankruptcy of a mortgagor will be allocated as described in the preceding  paragraphs only up to specified  amounts.  Losses of these types on mortgage loans in excess of the specified amounts and losses due to other  extraordinary  events will be allocated  proportionately  among all outstanding classes of certificates except as stated in the term sheet  supplement.  Therefore,  the  Subordinate  Certificates  do not act as credit  enhancement  for the Senior
Certificates for these losses.

See "Description of the Certificates--Allocation of Losses; Subordination" in the term sheet supplement.

ADVANCES

For any month,  if the Master  Servicer  does not receive the full  scheduled  payment on a mortgage  loan,  the Master  Servicer  will advance  funds to cover the amount of the scheduled  payment that was not made.  However,  the Master  Servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in the term sheet supplement.

OPTIONAL TERMINATION

On any distribution date on which the aggregate  outstanding  principal  balance of the mortgage loans as of the related  determination date is less than 10% of their  aggregate  stated  principal  balance as of the cut-off date, the master  servicer may, but will not be required to:

         o        purchase from the trust all of the remaining mortgage loans, causing an early retirement of the certificates; or

         o        purchase all of the certificates.

Under either type of optional  purchase,  holders of the outstanding  certificates are entitled to receive the outstanding  certificate principal  balance of the  certificates in full with accrued  interest,  as and to the extent  described in the term sheet  supplement.
However,  any  optional  purchase of the  remaining  mortgage  loans may result in a shortfall  to the holders of the most  subordinate classes of certificates  outstanding,  if the trust then holds  properties  acquired from  foreclosing  upon defaulted loans. In either case, there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See "Pooling and Servicing  Agreement--Termination"  in the term sheet supplement and "The Pooling and Servicing  Agreement--Termination;
Retirement of Certificates" in the related base prospectus.

INTEREST DISTRIBUTIONS

     Holders of each class of Senior  Certificates other than the Principal Only Certificates and Class P Certificates will be entitled to receive interest  distributions in an amount equal to the Accrued  Certificate  Interest on that class on each distribution date, to the extent of the Available  Distribution  Amount for that distribution date,  commencing on the first distribution date in the case of all classes of Senior Certificates entitled to interest distributions.

     Holders of each class of Class M  Certificates  will be  entitled  to receive  interest  distributions  in an amount  equal to the
Accrued  Certificate  Interest on that class on each  distribution  date, to the extent of the Available  Distribution  Amount for that distribution date after  distributions of interest and principal to the Senior  Certificates,  reimbursements  for some Advances to the master servicer and distributions of interest and principal to any class of Class M Certificates having a higher payment priority.

     The Principal Only Certificates are not entitled to distributions of interest.

     Prepayment  Interest  Shortfalls will result because interest on prepayments in full is paid by the related  mortgagor only to the date of prepayment,  and because no interest is distributed on prepayments in part, as these  prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

     However,  with respect to any  distribution  date,  any  Prepayment  Interest  Shortfalls  resulting  from  prepayments in full or prepayments  in part  made  during  the  preceding  calendar  month  that  are  being  distributed  to the  certificateholders  on that distribution date will be offset by the master servicer,  but only to the extent those Prepayment  Interest Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated  Principal  Balance of the mortgage loans  immediately  preceding that distribution  date and (b) the sum of the master servicing fee payable to the master servicer for its master servicing  activities and  reinvestment  income received by the master servicer on amounts payable with respect to that  distribution  date. No assurance can be given that the master servicing  compensation  available to cover Prepayment  Interest Shortfalls will be sufficient  therefor.  Any
Prepayment  Interest  Shortfalls  which are not covered by the master servicer on any  distribution  date will not be reimbursed on any future  distribution  date.  See "Pooling and  Servicing  Agreement--Servicing  and Other  Compensation  and Payment of Expenses" in the
prospectus supplement.

     If on any  distribution  date the  Available  Distribution  Amount is less than the  Accrued  Certificate  Interest  on the Senior
Certificates  for that  distribution  date, the shortfall will be allocated among the holders of all classes of Senior  Certificates in proportion to their respective  amounts of Accrued  Certificate  Interest for that  distribution  date. In addition,  the amount of any such interest  shortfalls that are covered by  subordination,  specifically,  interest  shortfalls not described in clauses (i) through
(iv) in the definition of Accrued  Certificate  Interest,  will be unpaid Accrued  Certificate  Interest and will be  distributable  to holders of the  certificates of those classes  entitled to those amounts on subsequent  distribution  dates, in each case to the extent of available funds after interest distributions as described in the prospectus supplement.

     These interest  shortfalls could occur,  for example,  if  delinquencies  on the mortgage loans were  exceptionally  high and were concentrated  in a particular  month and Advances by the master  servicer did not cover the shortfall.  Any amounts so carried  forward will not bear  interest.  Any  interest  shortfalls  will not be offset by a  reduction  in the  servicing  compensation  of the master servicer or otherwise,  except to the limited extent  described in the second preceding  paragraph with respect to Prepayment  Interest
Shortfalls.

     The pass-through rates on all classes of offered  certificates,  other than the Variable Strip Certificates and the Principal Only
Certificates, are fixed and are listed on page [S-8] of the prospectus supplement.

     The pass-through rate on the Variable Strip  Certificates on each distribution date will equal the weighted average,  based on the
Stated Principal  Balance of the mortgage loans immediately  preceding that  distribution  date, of the pool strip rates on each of the mortgage loans in the mortgage pool.  The pool strip rate on any mortgage loan is equal to its Net Mortgage  Rate minus 6.25%,  but not less than 0.00%.  As of the cut-off  date,  the pool strip rates on the mortgage loans range between 0.00% and 1.92% per annum.  The initial  pass-through  rate on the Variable Strip  Certificates  is approximately 0.3835% per annum.

     As described in the prospectus  supplement,  the Accrued Certificate Interest allocable to each class of certificates,  other than the Principal Only  Certificates,  which are not entitled to distributions of interest,  is based on the Certificate  Principal Balance of that class or, in the case of any class of the Interest Only Certificates, on the Notional Amount of that class.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

     The holders of the Senior  Certificates,  other than the Interest Only  Certificates,  which are not entitled to  distributions of principal,  will be entitled to receive on each distribution  date, in the priority  described in the prospectus  supplement and to the extent of the portion of the Available  Distribution  Amount  remaining  after the  distribution  of the Senior  Interest  Distribution
Amount,  a  distribution  allocable  to  principal  equal to the sum of the  Senior  Principal  Distribution  Amount  and the Class A-P
Principal Distribution Amount.

     After the distribution of the Senior Interest  Distribution Amount,  distributions of principal on the Senior Certificates on each distribution date will be made as follows:

(a)      Prior to the occurrence of the Credit Support Depletion Date:

(i)      the Class A-P  Principal  Distribution  Amount  shall be  distributed  to the Class A-P  Certificates,  until the  Certificate
         Principal Balance of the Class A-P Certificates has been reduced to zero;

(ii)     the Senior Principal Distribution Amount shall be distributed as follows:

(A)      first, to the Class R Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(B)      second, to the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(iii)    the balance of the Senior  Principal  Distribution  Amount  remaining  after the  distributions,  if any,  described in clause
            (a)(ii) above shall be distributed in the following manner and priority:

(A)      first,  to the Class A-5  Certificates  and Class A-6  Certificates,  an amount  equal to the Class  A-5/A-6  Lockout
         Amount,  on a pro rata  basis  in  accordance  with  their  respective  Certificate  Principal  Balances,  until  the
         Certificate Principal Balances thereof have been reduced to zero;

(B)      second,  to the Class  A-1,  Class A-2 and Class A-3  Certificates,  on a pro rata  basis in  accordance  with  their respective  Certificate  Principal  Balances,  until the Certificate  Principal Balances thereof have been reduced to zero;

(C)      third, to the Class A-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(D)      fourth,  to the Class A-5  Certificates  and Class A-6  Certificates,  on a pro rata basis in  accordance  with their respective  Certificate  Principal  Balances,  until the Certificate  Principal Balances thereof have been reduced to zero.

(b)      On or after the occurrence of the Credit Support  Depletion  Date, all priorities  relating to  distributions  as described in clause (a) above relating to principal among the Senior  Certificates will be disregarded.  Instead,  an amount equal to the Class
     A-P Principal  Distribution Amount will be distributed to the Class A-P Certificates,  and then the Senior Principal  Distribution
     Amount will be distributed to the Senior  Certificates  remaining,  other than the Class A-P Certificates,  pro rata in accordance with their respective outstanding Certificate Principal Balances.

(c)      After reduction of the Certificate  Principal Balances of the Senior Certificates,  other than the Class A-P Certificates,  to zero but prior to the Credit Support  Depletion  Date, the Senior  Certificates,  other than the Class A-P  Certificates,  will be entitled to no further distributions of principal and the Available  Distribution Amount will be paid solely to the holders of the
     Class A-P, Variable Strip, Class M and Class B Certificates, in each case as described in the prospectus supplement.

ALLOCATION OF LOSSES; SUBORDINATION

     The subordination  provided to the Senior  Certificates by the Class B Certificates and Class M Certificates and the subordination provided  to each  class of Class M  Certificates  by the Class B  Certificates  and by any class of Class M  Certificates  subordinate thereto will cover Realized  Losses on the mortgage  loans that are Defaulted  Mortgage  Losses,  Fraud Losses,  Bankruptcy  Losses and
Special Hazard Losses.  Any Realized Losses which are not Excess Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy Losses
or Extraordinary Losses will be allocated as follows:

o        first, to the Class B Certificates;

o        second, to the Class M-3 Certificates;

o        third, to the Class M-2 Certificates; and

o        fourth, to the Class M-1 Certificates;

in each case until the Certificate  Principal  Balance of that class of certificates  has been reduced to zero; and thereafter,  if any
Realized Loss is on a Discount  Mortgage Loan, to the Class A-P  Certificates  in an amount equal to the related  Discount  Fraction of the principal  portion of the Realized Loss until the Certificate  Principal  Balance of the Class A-P Certificates has been reduced to zero,  and the remainder of the Realized  Losses on Discount  Mortgage Loans and the entire amount of Realized  Losses on  Non-Discount
Mortgage Loans will be allocated among all the remaining classes of Senior Certificates on a pro rata basis;  provided,  however,  that up to $1,325,000  of such losses  otherwise  allocable to the Class A-4  Certificates  and up to  $7,738,000  of such losses  otherwise allocable to the Class A-5 Certificates will be allocated to the Class A-6 Certificates,  in each case until the Certificate  Principal
Balance of the Class A-6 Certificates has been reduced to zero..

     Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

o        its  Certificate  Principal  Balance,  in the case of the  principal  portion  of the  Realized  Loss,  in each case until the
              Certificate  Principal  Balance of that class has been  reduced to zero,  provided  that no  reduction  shall  reduce the aggregate  Certificate Principal Balance of the certificates below the aggregate stated principal balance of the mortgage loans, and

o        the  Accrued  Certificate  Interest  thereon,  in the case of the  interest  portion of the  Realized  Loss,  by the amount so allocated as of the distribution  date occurring in the month following the calendar month in which the Realized Loss was incurred.

In addition,  any allocation of a Realized Loss to a Class M Certificate  may also be made by operation of the payment  priority to the
Senior Certificates  described under "--Principal  Distributions on the Senior  Certificates" and any class of Class M Certificates with a higher payment priority.

     As used in the prospectus  supplement,  subordination  refers to the provisions  discussed above for the sequential  allocation of
Realized  Losses among the various  classes,  as well as all  provisions  effecting  those  allocations  including the  priorities  for distribution of cash flows in the amounts described in the prospectus supplement.

     In instances in which a mortgage  loan is in default or if default is  reasonably  foreseeable,  and if  determined  by the master servicer to be in the best interest of the  certificateholders,  the master  servicer or applicable  subservicer  may permit  servicing
modifications   of  the  mortgage  loan  rather  than  proceeding   with   foreclosure,   as  described   under   "Description  of  the
Certificates--Servicing  and  Administration  of  Mortgage  Collateral"  in the  prospectus.  However  the  master  servicer's  and  the subservicer's  ability to  perform  servicing  modifications  will be subject to some  limitations,  including  but not  limited to the following.  Advances and other amounts may be added to the outstanding  principal  balance of a mortgage loan only once during the life of a mortgage  loan.  Any amounts added to the principal  balance of the mortgage  loan, or  capitalized  amounts added to the mortgage loan,  will be required to be fully amortized over the remaining term of the mortgage loan. All  capitalizations  are to be implemented in accordance with  Residential  Funding's  program guide and may be implemented  only by  subservicers  that have been approved by the master servicer for that purpose.  The final maturity of any mortgage loan shall not be extended beyond the assumed final  distribution date. No servicing  modification  with respect to a mortgage loan will have the effect of reducing the mortgage rate below  one-half of the  mortgage  rate as in effect on the  cut-off  date,  but not less than the  servicing  fee rate.  Further,  the  aggregate  current principal  balance of all mortgage  loans subject to  modifications  can be no more than five percent (5%) of the  aggregate  principal balance of the mortgage  loans as of the cut-off  date,  but this limit may  increase  from time to time with the consent of the rating agencies.

     Any  Advances  made on any mortgage  loan will be reduced to reflect any related  servicing  modifications  previously  made.  The mortgage  rate and Net Mortgage  Rate as to any mortgage  loan will be deemed not reduced by any  servicing  modification,  so that the calculation of Accrued Certificate Interest payable on the offered certificates will not be affected by the servicing modification.

     Allocations of the principal  portion of Debt Service  Reductions to each class of Class M  Certificates  and Class B Certificates will result from the priority of distributions of the Available  Distribution Amount as described in the prospectus  supplement,  which distributions  shall be made  first to the  Senior  Certificates,  second to the  Class M  Certificates  in the order of their  payment priority and third to the Class B  Certificates.  An  allocation  of the interest  portion of a Realized  Loss as well as the principal portion of Debt Service  Reductions will not reduce the level of subordination,  as that term is defined in the prospectus  supplement, until an amount in respect thereof has been actually disbursed to the Senior  Certificateholders or the Class M Certificateholders,  as
applicable.

     The holders of the offered  certificates  will not be entitled to any  additional  payments  with respect to Realized  Losses from amounts otherwise  distributable on any classes of certificates  subordinate thereto, except in limited circumstances in respect of any
Excess  Subordinate  Principal  Amount,  or in the  case  of  Class  A-P  Collection  Shortfalls,  to the  extent  of  Eligible  Funds.
Accordingly, the subordination provided to the Senior Certificates,  other than the Class A-P Certificates,  and to each class of Class
M  Certificates  by the  respective  classes of  certificates  subordinate  thereto  with respect to Realized  Losses  allocated on any distribution  date will be effected  primarily by increasing the Senior  Percentage,  or the respective  Class M Percentage,  of future distributions  of principal of the remaining  mortgage  loans.  Because the Discount  Fraction of each Discount  Mortgage Loan will not change  over  time,  the  protection  from  losses  provided  to the Class A-P  Certificates  by the Class M  Certificates  and Class B
Certificates  is  limited to the prior  right of the Class A-P  Certificates  to receive  distributions  in  respect  of  principal  as described in the prospectus  supplement.  Furthermore,  principal  losses on the mortgage  loans that are not covered by  subordination will be allocated to the Class A-P  Certificates  only to the extent they occur on a Discount  Mortgage  Loan and only to the extent of the related Discount  Fraction of those losses.  The allocation of principal losses on the Discount  Mortgage Loans may result in those losses  being  allocated  in an amount  that is  greater  or less than  would have been the case had those  losses  been  allocated  in proportion to the Certificate  Principal Balance of the Class A-P  Certificates.  Thus, the Senior  Certificates,  other than the Class
A-P  Certificates,  will bear the entire amount of losses that are not allocated to the Class M Certificates  and Class B Certificates,
other  than the  amount  allocable  to the  Class A-P  Certificates,  which  losses  will be  allocated  among  all  classes  of Senior
Certificates, other than the Class A-P Certificates, as described in the prospectus supplement.

     Because the Class A-P Certificates are entitled to receive in connection with the Final  Disposition of a Discount  Mortgage Loan, on any  distribution  date,  an amount  equal to all unpaid Class A-P  Collection  Shortfalls  to the extent of Eligible  Funds on that distribution  date,  shortfalls  in  distributions  of  principal  on any  class  of  Class  M  Certificates  could  occur  under  some circumstances,  even if that class is not the most subordinate  class of certificates  then  outstanding  with a Certificate  Principal
Balance greater than zero.

     Any Excess Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy Losses,  Extraordinary Losses or other losses of a type not covered by  subordination  on  Non-Discount  Mortgage  Loans will be allocated  on a pro rata basis among the Senior  Certificates, other than the Class A-P  Certificates,  Class M Certificates and Class B Certificates.  Any Realized Losses so allocated to the Senior
Certificates or Class M Certificates  will be allocated without priority among the various classes of Senior  Certificates,  other than the Class A-P  Certificates,  or Class M  Certificates.  The  principal  portion of these  losses on  Discount  Mortgage  Loans will be allocated to the Class A-P  Certificates  in an amount equal to their  related  Discount  Fraction,  and the remainder of the losses on
Discount Mortgage Loans will be allocated among the remaining certificates on a pro rata basis.

     An allocation of a Realized  Loss on a "pro rata basis" among two or more classes of  certificates  means an allocation to each of those  classes  of  certificates  on the  basis of its then  outstanding  Certificate  Principal  Balance  prior to  giving  effect  to distributions to be made on that  distribution  date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued  Certificate  Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

     In order to maximize the  likelihood of  distribution  in full of the Senior  Interest  Distribution  Amount,  Class A-P Principal
Distribution  Amount and Senior Principal  Distribution  Amount, on each distribution date, holders of Senior Certificates have a right to  distributions  of the  Available  Distribution  Amount that is prior to the rights of the holders of the Class M  Certificates  and
Class B Certificates,  to the extent necessary to satisfy the Senior Interest  Distribution  Amount,  Class A-P Principal  Distribution
Amount and Senior Principal  Distribution Amount.  Similarly,  holders of the Class M Certificates have a right to distributions of the
Available  Distribution  Amount  prior to the  rights  of  holders  of the Class B  Certificates  and  holders  of any class of Class M
Certificates with a lower payment priority.

     The application of the Senior Accelerated Distribution Percentage,  when it exceeds the Senior Percentage, to determine the Senior
Principal  Distribution Amount will accelerate the amortization of the Senior Certificates,  other than the Class A-P Certificates,  in the aggregate  relative to the actual  amortization of the mortgage loans.  The Class A-P  Certificates  will not receive more than the
Discount Fraction of any unscheduled  payment relating to a Discount  Mortgage Loan. To the extent that the Senior  Certificates in the aggregate,  other than the Class A-P Certificates,  are amortized faster than the mortgage loans, in the absence of offsetting Realized
Losses allocated to the Class M Certificates and Class B Certificates,  the percentage  interest  evidenced by the Senior  Certificates in the trust will be  decreased,  with a  corresponding  increase  in the  interest in the trust  evidenced  by the Class M and Class B
Certificates,  thereby increasing,  relative to their respective  Certificate Principal Balances, the subordination afforded the Senior
Certificates by the Class M Certificates  and Class B Certificates  collectively.  In addition,  if losses on the mortgage loans exceed the amounts described in the prospectus  supplement under "--Principal  Distributions on the Senior  Certificates," a greater percentage of full and partial  mortgagor  prepayments  will be allocated to the Senior  Certificates  in the aggregate,  other than the Class A-P
Certificates,  than would otherwise be the case,  thereby  accelerating  the  amortization of the Senior  Certificates  relative to the
Class M and Class B Certificates.

     The priority of  payments,  including  principal  prepayments,  among the Class M  Certificates,  as  described in the  prospectus supplement,  also has the effect during some periods,  in the absence of losses, of decreasing the percentage interest evidenced by any class of Class M Certificates with a higher payment priority,  thereby increasing,  relative to its Certificate  Principal Balance, the subordination  afforded to that class of the Class M  Certificates  by the Class B  Certificates  and any class of Class M Certificates with a lower payment priority.

     The Special Hazard Amount shall  initially be equal to  $9,716,116.  As of any date of  determination  following the cut-off date, the Special  Hazard Amount shall equal  $9,716,116  less the sum of any amounts  allocated  through  subordination  relating to Special
Hazard Losses.  In addition,  the Special Hazard Amount will be further reduced from time to time to an amount,  if lower,  that is not less than 1% of the outstanding principal balance of the mortgage loans.

     The Fraud Loss Amount shall  initially be equal to  $29,148,349.  The Fraud Loss Amount shall be reduced over the first five years after the  closing  date in  accordance  with the terms of the pooling and  servicing  agreement.  After the first five years after the closing date, the Fraud Loss Amount will be zero.

     The Bankruptcy Amount will initially be equal to $353,310.  As of any date of determination  prior to the first anniversary of the cut-off date, the Bankruptcy  Amount will equal $353,310 less the sum of any amounts  allocated  through  subordination for such losses up to such  date of  determination.  As of any date of  determination  on or after the  first  anniversary  of the  cut-off  date,  the
Bankruptcy  Amount will equal the excess,  if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next preceding the most recent  anniversary of the cut-off date and (b) an amount  calculated under the terms of the pooling and servicing  agreement, which amount as calculated will provide for a reduction in the Bankruptcy  Amount,  over (2) the aggregate amount of Bankruptcy  Losses allocated solely to the Class M Certificates or Class B Certificates through subordination since that anniversary.

     Notwithstanding  the foregoing,  the provisions  relating to subordination  will not be applicable in connection with a Bankruptcy
Loss so long as the master servicer has notified the trustee in writing that:

o        the master servicer is diligently  pursuing any remedies that may exist in connection with the  representations and warranties made regarding the related mortgage loan; and

o        either:

o        the related mortgage loan is not in default with regard to payments due thereunder; or

o        delinquent  payments of principal and interest  under the related  mortgage loan and any premiums on any  applicable  standard hazard  insurance  policy and any related  escrow  payments  relating to that mortgage  loan are being  advanced on a current basis by the master servicer or a subservicer.

     The Special Hazard Amount,  Fraud Loss Amount and Bankruptcy  Amount may be further  reduced as described in the prospectus  under
"Subordination."

CLASS A-5/A-6 LOCKOUT AMOUNT

     With  respect to any  distribution  date,  an amount  equal to the sum of (I) the product of (A) the Lockout  Percentage  for that distribution  date, (B) the  collections  described in clauses (i), (ii), (iv) and (v) (net of amounts set forth in clause (vi)) of the definition of the Senior  Principal  Distribution  Amount  without  regard to the  application  of the Senior  Percentage or the Senior
Accelerated Distribution  Percentage,  and (C) a fraction, the numerator of which is the aggregate Certificate Principal Balance of the
Class A-5  Certificates  and Class A-6  Certificates  for that  distribution  date and the  denominator  of which is the then aggregate
Stated Principal  Balance of the Mortgage Loans other than, with respect to each Discount  Mortgage Loan, the related Discount Fraction of that Discount  Mortgage Loan, and (II) the product of (A) the Lockout  Prepayment  Percentage  for that  distribution  date, (B) the aggregate of the collections  described in clause (iii) of the definition of the Senior  Principal  Distribution  Amount without regard to the application of the Senior Percentage or the Senior Accelerated  Distribution  Percentage,  and (C) a fraction,  the numerator of which is the aggregate  Certificate  Principal  Balance of the Class A-5 Certificates and Class A-6 Certificates for that  distribution date and the  denominator of which is the then aggregate  Stated  Principal  Balance of the Mortgage Loans other than,  with respect to each Discount Mortgage Loan, the related Discount Fraction of that Discount Mortgage Loan.